Exhibit 4.1

SECOND AMENDMENT TO
TRUST AGREEMENT OF
GE CAPITAL CREDIT CARD MASTER NOTE TRUST

This SECOND AMENDMENT TO TRUST AGREEMENT OF GE CAPITAL CREDIT CARD MASTER NOTE TRUST (this “Amendment”) is entered into as of September 8, 2014, between RFS HOLDING, L.L.C. (“RFS Holding”) and BNY Mellon Trust of Delaware, acting solely in it capacity as  trustee (the “Trustee”).

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Trust Agreement (defined below).

Background

A. The parties to this Amendment entered into a certain Trust Agreement, dated as of September 25, 2003 (as amended, supplemented or otherwise modified prior to the date hereof, the “Trust Agreement”), with respect to a Delaware statutory trust known as GE Capital Credit Card Master Note Trust (the “Trust”).

B. RFS Holding and the Trustee desire to amend the Trust Agreement as set forth below.

Amendment and Agreement

1. In consideration of the mutual agreements, provisions and covenants contained in this Amendment and in the Trust Agreement, the parties, intending to be legally bound, agree that the Trust Agreement is hereby amended as follows:

a. Section 1.1 of the Trust Agreement is hereby amended by deleting the definition of “Trust” in its entirety as it appears therein and replacing it with the following:

“Trust” means Synchrony Credit Card Master Note Trust.

b. Section 2.1 of the Trust Agreement is hereby amended by deleting such section in its entirety as it appears therein and replacing it with the following:

Name. The Trust created hereby shall be known as “Synchrony Credit Card Master Note Trust”, in which name the Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

2. Promptly after the execution of this Amendment, the Trustee shall cause the filing of a certificate of amendment to the Certificate of Trust of GE Capital Credit Card Master Note Trust, substantially in the form attached hereto as Exhibit A.

3. Upon satisfaction of the condition set forth in Section 6 of this Amendment, this Amendment shall become part of the Trust Agreement and each reference in the Trust Agreement to “this Agreement” or “hereof”, “hereunder” or words of like import, and each reference in any other Related Document (as defined in the Trust Agreement) to the Trust Agreement shall mean and be a reference to the Trust Agreement as amended hereby.

Second Amendment to Trust Agreement (MNT)

4. This Amendment shall be construed in accordance with the laws of the State of Delaware, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

5. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

6. This Amendment shall be deemed to be effective upon receipt by the Trustee of (i) counterparts of this Amendment, duly executed by the Trustee and RFS Holding, (ii) evidence of satisfaction of the Rating Agency Condition and (iii) an Officer’s Certificate of RFS Holding to the effect that this Amendment shall not adversely affect in any material respect the interests of the Holders or Noteholders and conditions to this Amendment have been satisfied.

2	Second Amendment to Trust Agreement (MNT)

IN WITNESS WHEREOF, the parties have caused this First Amendment to Trust Agreement to be executed by their respective duly authorized officers as of the date first written above.

RFS HOLDING, L.L.C.

By:	/s/ Andrew Lee
Name	Andrew Lee
Title:	Vice President

S-1	Second Amendment to Trust Agreement (MNT)

BNY MELLON TRUST OF DELAWARE,
as Trustee

By:	/s/ Kristine K. Gullo
Name:	Kristine K. Gullo
Title:	Vice President

S-2	Second Amendment to Trust Agreement (MNT)

EXHIBIT A

FORM OF CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF TRUST

OF

GE CAPITAL CREDIT CARD MASTER NOTE TRUST

This Certificate of Amendment to the Certificate of Trust of GE Capital Credit Card Master Note Trust (the “Trust”) is being duly executed and filed by the undersigned trustee to amend the certificate of trust of a statutory trust formed under the Delaware Statutory Trust Act (12 Del. C. §3801 et seq.) (the “Act”). The original Certificate of Trust of the Trust was filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on September 24, 2003. The Certificate of Trust of the Trust is hereby amended as follows:

1. The name of the Trust is “GE Capital Credit Card Master Note Trust”.

2. The Certificate of Trust of the Trust is hereby amended by changing the name of the Trust to “Synchrony Credit Card Master Note Trust”.

3. This Certificate of Amendment shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned trustee of the Trust has executed this Certificate of Amendment in accordance with Section 3811(a)(2) of the Act.

BNY MELLON TRUST OF DELAWARE,
as Trustee

By:
Name:
Title:

A-1	Second Amendment to Trust Agreement (MNT)